EXHIBIT 32

CERTIFICATION ACCOMPANYING FORM 10-Q REPORT
OF SECURITY CAPITAL ASSURANCE LTD
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Chapter 63, Title 18 U.S.C. SS.SS. 1350(a) and (b))

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. SS.SS. 1350(a) and (b)), each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended June 30, 2007 of Security Capital Assurance Ltd (the "Company") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2007

/s/ Paul S. Giordano
________________________________
PAUL S. GIORDANO
President and Chief Executive Officer
Security Capital Assurance Ltd

Dated: August 10, 2007

/s/ David P. Shea
________________________________
DAVID P. SHEA
Executive Vice President and Chief Financial Officer
Security Capital Assurance Ltd

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Security Capital Assurance Ltd and will be retained by Security Capital Assurance Ltd and furnished to the Securities and Exchange Commission or its staff upon request.